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                                                                    EXHIBIT 2.1

                                      As amended March 3, 1992 and July 25, 1997


                          CERTIFICATE OF INCORPORATION
                                       OF
                           VITAL LIVING PRODUCTS, INC.

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         THE UNDERSIGNED, in order to form a corporation under the General
Corporation Law of the State of Delaware, certifies as follows:

         1. Name. The name of the corporation is: VITAL LIVING PRODUCTS, INC. (hereinafter the "Corporation").

         2. Address; Registered Agent. The Corporation's registered office is to be located at 1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805. The name of its registered agent at that address is Corporate Agents, Inc.

         3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. Number of Shares. The Corporation is authorized to issue 24,303,375 shares of stock, of which 20,000,000 shall be common stock with a par value of one cent ($.01) per share (`Common Stock'), 3,303,375 shares shall be Class A preferred stock with a par value of one cent ($.01) per share (`Class A Preferred Stock') and 1,000,000 shares shall be Class B Preferred Stock with a par value of one cent ($.01) per share (`Class B Preferred Stock'). The designations, relative rights, preferences and limitations of the Common Stock and the Class A Preferred Stock shall be as follows and the designation, relative rights, preferences and limitations of the Class B Preferred Stock shall be as set forth in Section 4(e) below:

                  (a) Voting Rights. On all matters, the Common Stock shall be entitled to one (1) vote per share, and the Class A Preferred Stock shall have no voting rights with respect to any matter other than as may be required by the Delaware General Corporation Law.

                  (b) Conversion Rights. The Common Stock shall have no conversion rights. Each share of Class A Preferred Stock shall be convertible, at the option of the holder thereof, into one (1) fully paid and nonassessable share of Common Stock (the "Conversion Rate"), subject to adjustment as follows:

                           (i) Stock Dividends, Subdivisions, Combinations. If
                  the Corporation shall at any time (A) take a record of the holders of its Common Stock for the


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                  purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock; (B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each issued and outstanding share of Class A Preferred Stock on the date of the happening of such event shall thereafter be convertible into the number of shares of Common Stock which the holder of such shares of Class A Preferred Stock would have been entitled to receive after the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

                           (ii) Reorganization or Reclassification. In case of
                  any capital reorganization or any reclassification of the capital stock of the Corporation, each share of Class A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property receivable with respect to each outstanding share of Common Stock upon such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class A Preferred Stock to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or other property thereafter deliverable upon the conversion of the Class A Preferred Stock. For any holder of outstanding Class A Preferred Stock to convert any of its shares of Class A Preferred Stock as described above, such holder shall notify the Corporation in writing, which writing (the "Conversion Notice") shall be duly signed by or on behalf of such holder, shall specify the number of shares of the Class A Preferred Stock being so converted, and shall be accompanied by the certificate or certificates for the Class A Preferred Stock being so converted, and such conversion shall be effective upon receipt by the Corporation of such Conversion Notice. As soon as practicable after such conversion, the Corporation shall issue, or cause to be issued, at its own expense, a certificate or certificates for the shares of Common Stock issuable upon the conversion and, if less than all the shares represented by any tendered certificate are converted, a new certificate representing the unconverted shares of Class A Preferred Stock.

                  (c) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment to satisfy the claims of any creditors of the Corporation but before any payment or distribution shall be made to the holders of Common Stock with respect to their shares of Common Stock, the holders of Class A Preferred Stock shall be entitled to receive an amount equal to ($.01) cent per share; provided, however, that holders of Class A Preferred Stock shall be junior to any holders of preferred stock now or in the future

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         issued by the Corporation which are senior in priority with respect to any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (d) Dividends and Other Distributions. Except as otherwise provided in paragraph 4(c) above with respect to liquidating distributions, the holders of Class A Preferred Stock shall have no right to receive any dividends or other distributions that may be paid or distributed by the Corporation. Subject to paragraph 4(c) above, the holders of Common Stock shall be entitled to receive dividends and other distributions that may be paid or distributed by the Corporation.

                  (e) Class B Preferred Stock. The Board of Directors is authorized to provide for the issuance of shares of Class B Preferred Stock, in one or more series and to fix the relative rights, preferences and limitations of such series, by filing a certificate pursuant to the applicable laws of the State of Delaware setting forth the number of shares to be included in such series and fixing such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in such certificate or any amendment thereto.

         5. Name and Address of Incorporator. The name and mailing address of the sole incorporator are: Warshaw Burstein Cohen Schlesinger & Kuh, Vida B. Harband, Esq., 555 Fifth Avenue, New York, New York 10017.

         6. Election of Directors. Members of the Board of directors may be elected either by written ballot or by voice vote.

         7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter, or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed, by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

         8. Compromise and Arrangements. Whenever a compromise or arrangement is proposed between the Corporation and its creditors (or any class of them) and/or between the Corporation and its stockholders (or any class of them), any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders of class of stockholders of the Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made,

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be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         9. Indemnification. The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto.

         10. Liability of Directors to Corporation. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper/personal benefit.

         IN WITNESS WHEREOF, this Certificate has been signed on this 17th day of December, 1991, and the signature of the undersigned constitutes the affirmation and acknowledgement of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in this Certificate are true.





                                                /s/ Vida B. Harband
                                                Vida B. Harband, Incorporator



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